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CSX Corporation

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CSX Corporation today issued the following employee communication:

This morning CSX issued the attached press release in response to a recent letter from The Children’s Investment Fund (TCI).  The TCI letter, which it issued publicly last week, was critical of a recent amendment to the CSX bylaws allowing shareholders to request special meetings, under certain circumstances, in addition to the annual shareholder meeting each spring.

A public exchange of ideas between a company like CSX and hedge funds like TCI is not unusual.  We will keep you posted on future developments.

FOR IMMEDIATE RELEASE

CSX BOARD RESPONDS TO TCI

Jacksonville, FL – February 14, 2008 – CSX Corporation (NYSE: CSX) today sent the following letter to The Children’s Investment Fund (TCI):

Chris Hohn, Managing Partner
The Children’s Investment Fund
7 Clifford Street
London, England

Dear Mr. Hohn:

The CSX Corporation Board of Directors has received the letter from The Children’s Investment Fund (“TCI”) dated February 7, 2008.  The Board takes its responsibilities to CSX shareholders seriously and has reviewed the letter and considered your proposal to allow shareholders the right to request special meetings for the purpose of electing directors throughout the year.

CSX’s recent Bylaw amendments reflect the Board’s commitment to high standards of corporate governance.  These Bylaw amendments enable 15 percent of shareholders to request special meetings, well below the 25-33 percent level in similar bylaw provisions recently implemented by a number of other public companies.1  This new right for CSX shareholders is in addition to the strong rights CSX shareholders already have with respect to governance and director elections.

1  These companies include Colgate-Palmolive, JPMorgan, Bank of America, Allegheny Energy and El Paso Corp.

Every CSX director stands for election every year and is subject to a majority voting standard that empowers shareholders to “vote out” a director, even in an uncontested election year.   As the term implies, “special” meetings are the place for shareholders to consider extraordinary matters, not the regular annual business of director elections.

The recent CSX Bylaw amendments avoid the disruption and diversion of resources associated with the potential for multiple director elections each year.  The CSX amendments strike the appropriate balance between giving a small minority of shareholders the ability to request special shareholder meetings and protecting the interests of all shareholders.

Against this background, TCI’s criticism of the CSX Bylaw amendments is both unwarranted and disingenuous.  Under the guise of providing shareholders with a voice, TCI seeks to undermine the functioning of the CSX Board in furtherance of TCI’s own purposes.  TCI wants the ability to initiate a perpetual “recall” contest through special meetings as a tool to pressure the Board to implement TCI’s proposals, regardless of their merit.  Taken together with TCI’s nomination of candidates to fill five of CSX’s twelve Board seats, TCI’s criticism of the CSX Bylaw amendments makes it clear that TCI’s interest is not in good corporate governance, but in achieving effective control of the company notwithstanding its ownership of only 4% of the shares.

The CSX Board and management team are proud to stand on a record of outstanding performance. Since 2004, the performance of CSX has improved sharply on virtually every performance and safety measure to levels at the forefront of the industry.  Moreover, the value of CSX stock has increased nearly 150 percent, providing shareholders with a return better than the rest of the North American rail industry and 94 percent of all S&P 500 companies during this same time period.  We remain committed to protecting, and advancing, the interest of all shareholders.

On behalf of the CSX Corporation Board of Directors,
Edward J. Kelly, III, Presiding Director, CSX Corporation

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

IMPORTANT INFORMATION
CSX Corporation ("CSX") plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2008 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CERTAIN INFORMATION CONCERNING PARTICIPANTS
CSX, its directors and named executive officers may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s Annual Report on Form 10-K for the year ended December 29, 2006 and its proxy statement dated March 30, 2007, each of which is filed with the SEC.  To the extent holdings of CSX securities have changed since the amounts printed in the proxy statement, dated March 30, 2007, such changes have been reflected on Statements of Change in  Ownership on Form 4 filed with the SEC.

Contacts

Analysts & Investors
David Baggs
CSX Investor Relations
904-359-4812

Media Garrick Francis CSX Corporate Communications 904-359-1708	Joele Frank / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449